EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-4945, 33-62156, 333-8063, 333-19667 and 333-26059 of HEICO Corporation on
Forms S-8 of our report dated December 24, 1997 (except for the matter described in the fourth paragraph of Note 13, as to which the date is January 27, 1998) appearing in this Amendment No. 1 to Form 10-K/A of HEICO Corporation for the year ended October 31, 1997.




DELOITTE & TOUCHE LLP
Certified Public Accountants
Miami, Florida

February 4, 1998